===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         KENT ELECTRONICS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                                          (KENT ELECTRONICS LOGO APPEARS HERE)

                         KENT ELECTRONICS CORPORATION
                             1111 Gillingham Lane
                            Sugar Land, Texas 77478

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            Thursday, June 29, 2000
                           10:00 a.m., Central time

                                                                   May 26, 2000

Dear Shareholder:

   On behalf of the Board of Directors, you are cordially invited to attend the 2000 Annual Meeting of Shareholders of Kent Electronics Corporation to be held at our Sugar Land Distribution Center located at 1400 Gillingham Lane, Sugar Land, Texas 77478, at 10:00 a.m., Central time, on Thursday, June 29, 2000. The Annual Meeting will be held for the following purposes:

  . to elect directors;

  . to ratify the appointment of independent auditors for the fiscal year ending March 31, 2001; and

  . to conduct other business properly brought before the Annual Meeting.

   Only shareholders of record at the close of business on May 11, 2000, will be entitled to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important. We urge you to vote, date, sign and return the enclosed Proxy card.

   We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,

                                          /s/ Stephen J. Chapko
                                          Stephen J. Chapko
                                          Secretary

                         KENT ELECTRONICS CORPORATION
                             1111 Gillingham Lane
                            Sugar Land, Texas 77478

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

   This proxy statement is furnished in connection with solicitation of the enclosed proxy by the Board of Directors of Kent Electronics Corporation ("Kent") for use at Kent's 2000 Annual Meeting of Shareholders. The approximate date on which this proxy material is first being sent to shareholders is May 26, 2000.

                                VOTING MATTERS

Common Stock Outstanding and Record Date

   Kent's only class of capital stock outstanding with voting rights is its common stock. The record date for the Annual Meeting is May 11, 2000, and each share of Kent common stock you owned as of May 11, 2000 entitles you to one vote on each proposal presented to the shareholders for action. On May 11, 2000 there were 28,353,983 shares of Kent common stock outstanding.

Quorum

   A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the outstanding shares of Kent common stock are present in person or by proxy. Abstentions and broker non-votes are counted as present for establishing a quorum. Abstentions will be counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Vote Required

   Directors are elected by a plurality vote of shares present at the Annual Meeting, meaning that the two nominees who receive the greatest number of votes properly cast in the election of directors will be elected. All proposals other than the election of directors must be approved by an affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting.

   Votes submitted by mail will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how you want your shares voted, they will be voted in accordance with management's recommendations. You may change your vote by voting in person at the Annual Meeting or by submitting another proxy that is dated later.

                          THE KENT BOARD OF DIRECTORS

Structure

   Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term. The two directors that will be elected at the Annual Meeting will be elected to a three-year term expiring in 2003. Kent's other directors are not up for election this year and will continue to serve in accordance with Kent's bylaws.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

Directors Up For Election This Year for Terms Expiring in 2003

  . LEROY MORGAN, 59, has been the Chief Financial Officer of Bergquist
    Company since 1993. Bergquist Company is a privately held manufacturer of thermal products, touch screens and membrane switches in Minneapolis, Minnesota. Mr. Morgan previously served as Vice President of Finance for ADC Telecommunications, Inc. from 1972 to 1993.

  . DAVID SIEGEL, 74, is vice president, director and the founder of Great
    American Electronics, a distribution company serving industrial distributors. Mr. Siegel has been in the electronics distribution business since 1954. Other directorships: Micronetics and Surge Components. Mr. Siegel has been a Kent director since 1990.

   KENT'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES PRESENTED IN PROPOSAL 1.

Directors with Terms Expiring in 2001

  . MAX S. LEVIT, 65, has been President of Grocers Supply Company, Inc.
    since January 1992. Other directorships: M.D. Anderson Hospital and The University of Texas--Houston Health Science Center. Mr. Levit has been a Kent director since 1995.

  . LARRY D. OLSON, 43, has been Kent's President and Chief Operating Officer since 1998, and has been President of K*TEC Electronics Corporation ("K*TEC"), Kent's wholly-owned manufacturing subsidiary, since November 1997. Mr. Olson previously served as Kent's Executive Vice President since 1994 and as President of Kent Components since January 1997. Mr. Olson has been a Kent director since 1998.

  . RICHARD C. WEBB, 66, is an Executive Vice President of Sanders Morris
    Harris, Inc., a Houston-based investment banking and brokerage firm and a wholly-owned subsidiary of the Pinnacle Global Group. Mr. Webb has been in the investment banking business since 1960 and was a founder of Lovett Underwood Neuhaus & Webb, Inc., a subsidiary of Kemper Securities. Mr. Webb has been a Kent director since 1986.

Directors with Terms Expiring in 2002

  . MORRIE K. ABRAMSON, 65, a co-founder of Kent, has served as Chief
    Executive Officer and a director since 1973 and as Chairman of the Board since 1977. Mr. Abramson also served as President of Kent from 1995 to 1998. Mr. Abramson has been in the electronics distribution business since 1956. Mr. Abramson has also been Chairman of the Board of K*TEC since its incorporation in 1983.

  . ALVIN L. ZIMMERMAN, 56, has been a shareholder, officer and director in the law firm of Zimmerman, Axelrad, Meyer, Stern & Wise, P.C. and its predecessor firms since 1984. As a judge, he presided over the 309th Family District Court and the 269th Civil District Court of Harris County, Texas from 1980 to 1984. Mr. Zimmerman has been a Kent director since 1986.

                         BOARD MEETINGS AND COMMITTEES

   During Kent's last fiscal year, the Board of Directors held six meetings. All directors attended all of the meetings of the Board of Directors and the committees on which they served in fiscal 2000.

   The Audit Committee reviews with Kent's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls. Present members of the Committee are Max Levit, David Siegel, Richard Webb and Alvin Zimmerman. The Committee held two meetings during fiscal 2000.

   The Compensation Committee is authorized to determine the compensation of Mr. Abramson and to make recommendations to the Board regarding compensation of Kent's other officers. Present members of the Committee are David Siegel, Richard Webb and Alvin Zimmerman. The Committee held two meetings during fiscal 2000.

   The Stock Option Committee is authorized to grant options under, and to otherwise administer, Kent's stock option plans, other than Kent's Amended and Restated 1996 Non-Employee Director Stock Option Plan, which the entire Board administers. Present members of the Committee are Max Levit, David Siegel and Richard Webb. The Committee held two meetings during fiscal 2000.

                             DIRECTOR COMPENSATION

   Board members that are not salaried employees of Kent receive separate compensation for Board service, which may not exceed $50,000 in cash annually. That compensation includes:

   Annual Retainer:             $18,000
   Attendance Fees:             $1,000 for each Board meeting
                                $500 for each Board Committee meeting that is
                                not held before or after a Board meeting
   Committee Chairman Stipend:  $2,000 annually
   Stock Options:               7,500 shares annually

                              EXECUTIVE OFFICERS

   The following table sets forth the names, ages and positions of the persons who are not directors and who are executive officers of Kent:

            Name              Age                     Position
            ----              ---                     --------
Frank M. Billone.............  55 Executive Vice President and Chief Information
                                  Officer
Stephen J. Chapko............  46 Executive Vice President, Chief Financial
                                  Officer, Treasurer and Secretary
Richard J. Hightower.........  40 Executive Vice President of Kent and President
                                  of Kent Components
David D. Johnson.............  35 Vice President, Corporate Controller
John M. Stacy................  50 Vice President
Mark A. Zerbe................  39 Executive Vice President of Kent and President
                                  of Kent Datacomm
Karl Zoldan..................  53 Vice President

   Mr. Billone was appointed Executive Vice President in May 1998 and Chief Information Officer in June 1997. He previously served as Vice President of Information Services--Distribution since joining Kent in January 1996. Prior to joining Kent, he held various information systems positions with General Electric since 1967.

   Mr. Chapko was appointed Executive Vice President and Chief Financial Officer in January 1997. He served as Vice President and Treasurer of Kent since 1989, and he was appointed Secretary in 1993. He joined Kent as Assistant Treasurer in 1987.

   Mr. Hightower was appointed Executive Vice President and President of Kent Components in May 1998, and previously served as Vice President and General Manager of Kent Components since November 1997. He joined Kent in 1993 as a General Manager and was appointed Regional Manager in 1995. Prior to joining Kent, Mr. Hightower was a General Manager at Future Electronics since 1990.

   Mr. Johnson was appointed Vice President, Corporate Controller in January 1996. He joined Kent in 1988 as Accounts Payable Supervisor.

   Mr. Stacy joined Kent in April 1999 as Director of Human Resources and was appointed Vice President, Human Resources in April 2000. He joined Kent from Westlake Petrochemicals where he was Corporate Manager of Human Resources since March 1997. Prior to Westlake, he served as Vice President, Human Resources of DSI Transports, Inc. since April 1995.

   Mr. Zerbe has served as Executive Vice President of Kent since 1994 and became President of Kent Datacomm in January 1997. He previously served as a Vice President of Kent since 1988. Mr. Zerbe joined Kent as a sales representative in 1985.

   Mr. Zoldan was appointed Vice President, Credit Administration in April 2000, and previously served as Director of Credit since joining Kent in November 1997. Prior to joining Kent, he was Director of Credit of Ply Gem Industries since 1993.

   Other than as set forth below under the heading "Executive Agreements," the executive officers serve at the pleasure of the Board of Directors.

                     KENT COMMON STOCK BENEFICIALLY OWNED
             BY DIRECTORS, OFFICERS AND FIVE PERCENT SHAREHOLDERS

   The following table shows the beneficial ownership of Kent common stock as of May 11, 2000, unless otherwise specified, by (1) each director and nominee for director, (2) Kent's chief executive officer and the four most highly compensated executive officers during fiscal 2000 (the "Named Executive Officers"), (3) all persons who are known by Kent to own beneficially more than 5% of the outstanding shares of common stock, and (4) Kent's directors and executive officers as a group:

                                       Shares Owned        Total Stock-Based
                                      Beneficially(1)         Holdings(2)
                                     --------------------- ---------------------
         Name and Address             Number       Percent  Number       Percent
         ----------------            ---------     ------- ---------     -------
Morrie K. Abramson.................    829,150(3)    2.9%  1,129,150(4)    3.9%
Stephen J. Chapko..................     54,250(5)      *     112,500(6)      *
Richard J. Hightower...............     25,000(7)      *      55,000(8)      *
Larry D. Olson.....................    168,800(9)      *     421,300(10)   1.5%
Mark A. Zerbe......................     71,300(11)     *     147,800(12)     *
Max S. Levit.......................     50,438(13)     *      58,438(14)     *
Leroy Morgan.......................         --         *          --         *
David Siegel.......................     78,813(15)     *      86,813(16)     *
Richard C. Webb....................     58,500(17)     *      66,500(18)     *
Alvin L. Zimmerman.................     88,813(19)     *      96,813(20)     *
Loomis, Sayles & Company, L.P.
 One Financial Center
 Boston, Massachusetts 02111.......  2,040,947(21)   6.7%  2,040,947(21)   6.7%
State of Wisconsin Investment Board
 P.O. Box 7842
 Madison, Wisconsin 53707..........  2,634,000(22)   9.3%  2,634,000(22)   9.3%
All executive officers and
 directors as a group
 (14 persons)......................  1,531,389(23)   5.2%  2,410,539(24)   8.0%

--------
*  Less than 1%
(1) The persons listed have the sole power to vote and dispose of shares beneficially owned by them except as otherwise indicated. The calculation of shares that may be acquired upon the exercise of outstanding options as indicated in the footnotes includes options exercisable within 60 days.
(2) The amounts in this column include the equity securities shown in the "Shares Owned Beneficially" column and options that are not currently exercisable within 60 days.
(3) Includes 400,000 shares that may be acquired upon the exercise of outstanding options, of which 200,000 shares have been transferred to trusts for the benefit of Mr. Abramson's children. Mr. Abramson disclaims beneficial ownership of the 200,000 shares. Also includes 5,000 shares held in trust for Mr. Abramson's children, as to which shares Mr. Abramson disclaims beneficial ownership.
(4) Includes 300,000 shares subject to options that are not currently exercisable.
(5) Includes 19,250 shares that may be acquired upon exercise of outstanding options.
(6) Includes 58,250 shares subject to options that are not currently exercisable.
(7) Includes 15,000 shares that may be acquired upon exercise of outstanding options.
(8) Includes 30,000 shares subject to options that are not currently exercisable.
(9) Includes 92,500 shares that may be acquired upon exercise of outstanding options.
(10) Includes 252,500 shares subject to options that are not currently exercisable.
(11) Includes 41,000 shares that may be acquired upon exercise of outstanding options.
(12) Includes 76,500 shares subject to options that are not currently exercisable.
(13) Includes 42,938 shares that may be acquired upon the exercise of outstanding options.

(14) Includes 8,000 shares subject to options that are not currently exercisable.
(15) Includes 6,500 shares that are owned by Mr. Siegel's wife. Also, includes 59,813 shares that may be acquired upon the exercise of outstanding options, of which 30,500 shares may be acquired upon the exercise of outstanding options that have been transferred to Mr. Siegel's children. Mr. Siegel disclaims beneficial ownership of the options transferred to his children.
(16) Includes 8,000 shares subject to options that are not currently exercisable.
(17) Includes 34,500 shares that may be acquired upon the exercise of outstanding options.
(18) Includes 8,000 shares subject to options that are not currently exercisable.
(19) Includes 67,313 shares that may be acquired upon the exercise of outstanding options.
(20) Includes 8,000 shares subject to options that are not yet exercisable.
(21) As reported in a Schedule 13G filed by Loomis, Sayles & Company, L.P. with the Securities and Exchange Commission on February 3, 2000. Represents shares that may be acquired upon conversion of Kent's 4 1/2% Convertible Subordinated Notes Due 2004.
(22) As reported on Schedule 13G filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission on February 2, 2000.
(23) Includes 852,414 shares that may be acquired upon the exercise of outstanding options.
(24) Includes 879,150 shares subject to options that are not currently exercisable.

    REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE(1)

   The Compensation Committee and the Stock Option Committee (collectively, the "Committees") are both composed entirely of outside directors, and together, the Committees develop and make recommendations to the Board regarding Kent's executive compensation policies. This Report describes Kent's executive officer compensation program and the basis on which the Committees made compensation determinations for Kent's executive officers in fiscal 2000.

   The Committees have designed Kent's executive compensation program based on their belief that executive compensation should reflect the value created for shareholders while supporting Kent's strategic goals. The Committees' goals are to establish a compensation program that:

  . links the interests of management and shareholders;

  . links executive compensation with the short-term and long-term strategic goals and objectives of Kent;

  . rewards outstanding contributions to Kent; and

  . attracts and retains executives of high caliber and ability.

   For fiscal 2000, that program consisted of base salary, a related bonus program tied to Kent's performance and a stock option program. The Compensation Committee is responsible for the base salary and bonus components of the program, and the Stock Option Committee is responsible for the stock option component of the program. The Committees regularly review the components of Kent's executive compensation program for which they are responsible to ensure that they are consistent with Kent's objectives.

--------
(1) Notwithstanding filings by Kent with the Securities and Exchange Commission ("SEC") that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, this Report of the Compensation Committee and the Stock Option Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

   Base Salary. In determining the appropriate base salaries of Kent's executive officers, the Compensation Committee generally considers the level of executive compensation in similar companies in the industry. In addition, the Compensation Committee takes into account (1) the performance of Kent and the roles of the individual executive officers with respect to such performance, and (2) the particular executive officer's specific responsibilities and the performance of such executive officer in those areas of responsibility. From time to time, the Compensation Committee also confers with third party compensation and employee benefit consultants and reviews published information, in order to acquire competitive information.

   Annual Incentives. The bonus program provides an annual cash bonus to executive officers as a direct financial incentive to achieve and exceed Kent's annual goals. Kent also currently maintains for Mr. Abramson an incentive cash bonus plan (the "CEO Bonus Plan"), which provides that Mr. Abramson's annual bonus will be tied to Kent's achievement of certain budgeted goals as determined by the Compensation Committee.

   In addition, Kent maintains bonus programs for the Named Executive Officers, pursuant to which they receive cash bonuses based on the achievement of certain targeted goals for the entire company, or for certain divisions of Kent.

   Long-Term Incentives. Kent currently maintains the 1996 Employee Incentive Plan (the "Incentive Plan"), the Amended and Restated 1987 Stock Option Plan, the Amended and Restated 1998 Stock Option Plan, the 1999 Stock Option Plan, an Executive Vice President of Sales-Distribution Stock Option Plan and Agreement, an Executive Vice President of Operations-Distribution Stock Option Plan and Agreement, a Vice President, Secretary and Treasurer Stock Option Plan and Agreement and a Vice President, Corporate Controller Stock Option Plan and Agreement. These stock option plans link executive officer compensation and shareholder return and enable executive officers to develop and maintain a significant, long-term stock ownership position in Kent's common stock.

   Chief Executive Officer. Kent maintains an employment agreement with Mr. Abramson (the "Employment Agreement"), which provides for Kent's continued employment of Mr. Abramson until March 31, 2001 for a minimum annual base salary and bonus of $950,000. The Compensation Committee believes that the Employment Agreement secures Mr. Abramson's commitment to continue leading Kent over the next year.

   The Compensation Committee believes that the cash compensation of the chief executive officer ("CEO") should be impacted by Kent's performance. Mr. Abramson, who has served as CEO of Kent since 1973, earned a base salary in fiscal 2000 of $500,035, which the Compensation Committee believes to be below the average of the base salary for chief executive officers of other companies engaged in the same or similar businesses as Kent with comparable qualifications, experience and responsibilities. In addition, Mr. Abramson earned a bonus of $1,202,125 in fiscal 2000 under the CEO Bonus Plan.

   Named Executive Officers. Consistent with Kent's compensation program outlined above, compensation for each of the Named Executive Officers, as well as other senior executives, consists of a base salary, bonus and stock options. The Compensation Committee believes that the base salaries for the Named Executive Officers for fiscal 2000 were at levels below competitive amounts paid to executives of other companies engaged in the same or similar businesses as Kent with comparable qualifications, experience and responsibilities. Cash bonuses have been accrued for payment to all other Named Executive Officers as a result of Kent achieving its targeted goals, and the guidance and performance of such officers in assisting Kent to achieve those goals during fiscal 2000.

   Limitation of Tax Deduction for Executive Compensation. The Committees desire their compensation programs to be cost and tax effective. Certain federal tax laws prohibit publicly traded companies from receiving a tax deduction on compensation paid to Named Executive Officers in excess of $1 million annually. Consequently, the Committees continually review all compensation components to maximize corporate tax deductions when feasible and consistent with its employment agreements and annual commitments to the Named Executive Officers.

   Compensation Committee: David Siegel, Richard C. Webb and Alvin L.
Zimmerman.

   Stock Option Committee: Max S. Levit, David Siegel and Richard C. Webb.

               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                     INTERLOCKS AND INSIDER PARTICIPATION

   No member of the Compensation Committee or the Stock Option Committee had, during fiscal 2000, any relationships requiring disclosure by Kent, except Mr. Zimmerman, who is a shareholder, officer and director of Zimmerman, Axelrad, Meyer, Stern & Wise, P.C., a law firm retained by Kent.

                              COMPENSATION TABLES

   The following table sets forth compensation information for the Named Executive Officers during Kent's fiscal years 2000, 1999 and 1998.

                          Summary Compensation Table

                                     Annual                      Long-Term
                                  Compensation                  Compensation
                                -----------------               ------------
                                                  Other Annual   Securities     All Other
   Name and Principal    Fiscal Salary    Bonus   Compensation   Underlying  Compensation(1)
        Position          Year    ($)      ($)        ($)       Options (#)        ($)
   ------------------    ------ ------- --------- ------------  ------------ ---------------
Morrie K. Abramson......  2000  500,035 1,202,125    71,081(2)    200,000         4,973
 Chairman of the Board
  and                     1999  484,126   532,763   116,862             0        68,241
 Chief Executive Officer  1998  435,741 1,700,268    92,974             0        71,267

Larry D. Olson..........  2000  325,037   601,275     9,441       200,000         4,973
 President and            1999  305,747   158,383     6,926        50,000         7,357
 Chief Operating Officer  1998  206,696   251,719     5,415             0        17,302

Richard J. Hightower....  2000  223,920   491,044     6,217        10,000         4,874
 Executive Vice
  President and           1999  217,068    29,981     6,345        20,000         6,243
 President of Kent
  Components              1998  125,104   164,650     4,154        10,000        10,923

Mark A. Zerbe...........  2000  230,401   268,386     9,065        10,000         4,918
 Executive Vice
  President and           1999  217,100   271,979     8,977        20,000        18,953
 President of Kent
  Datacomm                1998  193,700   308,034     8,746             0        14,169

Stephen J. Chapko.......  2000  230,337   225,531     8,621        10,000         4,918
 Executive Vice
  President,              1999  217,087    75,000     8,396        30,000        14,225
 Chief Financial          1998  175,006   150,000     8,092             0        13,611
 Officer, Treasurer and
 Secretary

--------
(1) Includes, in fiscal 2000, company matching pursuant to Kent's Tax-Deferred Savings and Retirement Plan and Trust.
(2) Includes, in fiscal 2000, $48,263 attributable to travel on an aircraft in which Kent has an aggregate undivided ownership interest of 18.75%. The Board has adopted a policy that directs Mr. Abramson to use Kent's aircraft to the fullest extent practicable for his business and personal air travel.

                          Option Grants in Fiscal 2000

                                                                         Potential Realizable
                                 % of Total                                Value at Assumed
                                  Options   Exercise  Market             Annual Rates of Stock
                                 Granted to  Price   Price on             Price Appreciation
                         Options Employees    (per   Date of               for Option Terms
                         Granted in Fiscal   share)   Grant   Expiration ---------------------
          Name             (#)      2000      ($)      ($)       Date       (5%)      (10%)
          ----           ------- ---------- -------- -------- ---------- ---------- ----------
Morrie K. Abramson...... 200,000    22.5%    $12.00   $12.00   05/14/09  $1,509,347 $3,824,982
Larry D. Olson.......... 200,000    22.5%    $12.00   $12.00   05/14/09  $1,509,347 $3,824,982
Richard J. Hightower....  10,000     1.1%    $12.00   $12.00   05/14/09  $   75,467 $  191,249
Mark A. Zerbe...........  10,000     1.1%    $12.00   $12.00   05/14/09  $   75,467 $  191,249
Stephen J. Chapko.......  10,000     1.1%    $12.00   $12.00   05/14/09  $   75,467 $  191,249

    Aggregated Option Exercises in Fiscal 2000 and 2000 FY-End Option Values

                                                    Number of
                                              Securities Underlying         Value of Unexercised
                          Shares               Unexercised Options         In-the-Money Options At
                         Acquired            At 2000 Fiscal Year End        2000 Fiscal Year End
                            on     Value   ----------------------------  ----------------------------
          Name           Exercise Realized (Exercisable) (Unexercisable) (Exercisable) (Unexercisable)
          ----           -------- -------- ------------- --------------  ------------  --------------
Morrie K. Abramson......       0  $      0    400,000       300,000       $4,587,000     $3,631,000
Larry D. Olson..........       0  $      0     92,500       252,500       $1,624,950     $4,712,250
Richard J. Hightower....       0  $      0     15,000        30,000       $  211,680     $  515,520
Mark A. Zerbe...........   7,500  $ 55,350     41,000        76,500       $  685,680     $1,613,370
Stephen J. Chapko.......  20,000  $236,369     19,250        58,250       $  402,705     $1,199,445

                              PERFORMANCE GRAPHS

   The following graphs compare the performance of Kent's common stock to a Peer Group Index (as defined below) and the New York Stock Exchange Market Index (the "NYSE Market Index") for Kent's last five fiscal years and last ten fiscal years, respectively. The Peer Group Index is made up of the companies whose common stock has traded publicly for the last ten years and whose primary four-digit SIC Code is the same as Kent's.

                       FIVE YEAR CUMULATIVE TOTAL RETURN


                                    [Graph]

                                                     FISCAL YEAR

                                       1995   1996   1997   1998   1999   2000
                                      ------ ------ ------ ------ ------ ------
Kent Electronics Corporation......... 100.00 239.83 161.02 146.61  69.92 197.88
Peer Group Index(1).................. 100.00 127.80 138.48 153.76  80.04 159.27
NYSE Market Index.................... 100.00 130.60 152.51 222.10 237.63 257.28

   Assumes $100 invested on April 1, 1995 in Kent common stock or Index and that dividends are reinvested.

                       TEN YEAR CUMULATIVE TOTAL RETURN


                                    [Graph]

                                                           FISCAL YEAR

                          1990   1991   1992   1993   1994   1995    1996    1997   1998   1999    2000
                         ------ ------ ------ ------ ------ ------ -------- ------ ------ ------ --------
Kent Electronics
 Corporation............ 100.00 216.66 242.42 325.75 324.24 536.09 1,285.71 863.20 785.96 374.81 1,060.82
Peer Group Index(1)..... 100.00 104.09 138.66 173.68 174.08 193.66   247.49 268.17 297.78 155.00   308.45
NYSE Market Index....... 100.00 113.21 124.56 142.95 148.83 165.08   215.61 251.76 366.65 392.29   424.72

   Assumes $100 invested on March 31, 1990 in Kent common stock or Index and that dividends are reinvested.
--------
(1) Includes the following companies:

  @ Track Communications, All American Semiconductor, Arrow Electronics, Avnet, Bell Industries, Bell Microproducts, Brightpoint, Cellstar, Dunn Computer, Farmstead Telephone Group, Focus Affiliates, Gentner Communications, Getgo Mail.com, Internet Communications, Jaco Electronics, Kent Electronics, Norstan, Nu-Horizons Electronics, Pioneer-Standard Electronics, Premier Farnell, Rada Electronics Industries, Reptron Electronics, Richardson Electronics, Savoir Technology Group, Somera Communications, Taitron Components, Tessco Technologies, Video Display, View Tech and World Access.

Executive Agreements

 Abramson Agreements

   The Employment Agreement between Mr. Abramson and Kent expires on March 31, 2001 and provides for a minimum annual base salary and bonus of at least $950,000. Upon the termination of Mr. Abramson's employment for any reason (other than for "just cause" or without "good reason" prior to a "change in control" (as such terms are defined in the Employment Agreement)), he or his spouse, or the estate of either, will receive an annual retirement benefit of $750,000 for the greater of (1) 15 years, (2) Mr. Abramson's life or (3) the life of his spouse. If Mr. Abramson dies or becomes disabled prior to March 31, 2001, the annual retirement benefit will be $950,000 until March 31, 2001, and $750,000 per year thereafter. No retirement benefits would be paid, however, if prior to a change in control, Kent terminates Mr. Abramson for just cause or he resigns without good reason. The retirement benefits payable under the Employment Agreement will be adjusted annually to reflect increases in the cost of living as measured by the Consumer Price Index. Mr. Abramson has the right to require Kent to secure its obligations to pay the retirement benefits payable under the Employment Agreement by contributing cash to a trust in an amount sufficient to purchase an annuity contract and to pay the anticipated income taxes payable upon the receipt of the annuity contract. To date, Mr. Abramson has not required Kent to secure its obligations to pay the retirement benefits, but he reserves the right to do so in the future. If prior to a change in control Kent discharges Mr. Abramson without just cause or he resigns for good reason, Mr. Abramson shall be entitled to receive a cash lump sum payment equal to all compensation due to him for the remainder of the term of the Employment Agreement. If Mr. Abramson's employment is terminated for any reason after a change in control, Mr. Abramson shall be entitled to receive a cash lump sum payment equal to five times the highest amount of his annual cash compensation during the time his Employment Agreement was in force or the year of the change in control. Upon a change in control, Kent shall establish a trust for the benefit of Mr. Abramson, into which Kent shall contribute cash in an amount sufficient to satisfy its obligations to pay Mr. Abramson the amounts to which he would be entitled if his employment is terminated after a change in control.

   In January 1993, Kent entered into an Executive Health Care Benefits and Consulting Agreement with Mr. Abramson. This agreement provides that Mr. Abramson may provide consulting services to Kent after retirement and that he will be covered under Kent's health care plan. Mr. Abramson will pay all required premiums and other costs for Medicare coverage. Kent will provide medical, dental and prescription drug benefits for Mr. Abramson and his spouse for those items and expenses which are eligible to be covered under the health care plan, to the extent not covered by Medicare.

   In March 1993, Kent entered into an agreement with Mr. Abramson pursuant to which Kent, upon a change in control of Kent, will make a cash payment to him sufficient to pay all excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Such payment will place him in the same after-tax position as if there had been no such taxes.

 Severance Agreements

   In November 1998, Kent entered into severance agreements with Messrs. Billone, Chapko, Hightower, Olson and Zerbe. In June 1999, Kent entered into a severance agreement with Mr. Johnson (each of Messrs. Billone, Chapko, Hightower, Johnson, Olson and Zerbe are referred to as an "Officer"). In general, these agreements provide that if, after a change in control, the Officer's employment is terminated for any reason, the Officer shall be entitled to a cash lump sum payment equal to the highest amount of his annual cash compensation (two times that amount, in Mr. Olson's case) during the five years preceding or the year of the change in control. In addition, all of the stock options granted to the Officer shall immediately vest on the date of termination following a change in control. Kent will also make a cash payment to the Officer sufficient to pay all excise taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Such payment will place the Officer in the same after-tax position as if there had been no such taxes.

Certain Transactions

   Mr. Zimmerman, a director of Kent, is a shareholder, officer and director of the law firm of Zimmerman, Axelrad, Meyer, Stern & Wise, P.C., a firm retained by Kent.

   During fiscal 1997 and 1998, Kent made loans to certain current and former executive officers and directors of Kent to finance their purchase of Kent common stock. Such persons with loans from Kent of $60,000 or more, and their respective loan balances and weighted-average interest rates, are set forth in the table below. The loan balances in the table below include outstanding principal and accrued interest.

                                             Largest Loan Loan Balance
                                              Balance in       at       Interest
                     Name                    Fiscal 2000  April 1, 2000   Rate
                     ----                    ------------ ------------- --------
   Morrie K. Abramson.......................   $523,357     $523,357      6.36%
   Frank M. Billone.........................   $186,136     $ 65,982      6.02%
   Stephen J. Chapko........................   $109,608           --      6.02%
   Richard J. Hightower.....................   $238,750     $238,750      6.02%
   David D. Johnson.........................   $540,263     $540,263      6.35%
   Max S. Levit.............................   $205,172     $205,172      6.27%
   Larry D. Olson...........................   $344,160     $233,530      6.02%
   David Siegel.............................   $128,326     $128,326      6.33%
   Richard C. Webb..........................   $500,723     $500,723      6.43%
   Mark A. Zerbe............................   $304,563     $304,563      6.18%

             PROPOSAL 2--RATIFICATION AND APPOINTMENT OF AUDITORS

   The Board of Directors has appointed Grant Thornton LLP as Kent's independent auditors for the fiscal year ending March 31, 2001, and Kent is asking shareholders to ratify this appointment. Representatives of Grant Thornton will be at the Annual Meeting to respond to appropriate questions.

         KENT'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

   Based upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that Kent believes that Forms 5 were not filed by the following former reporting persons of the Company: Keith K. Ayers, William H. Fountain, R. Michael Gibbons and Terrence A. Hunt.

Shareholder Proposals for the 2001 Annual Meeting

   If you want to submit a proposal for possible inclusion in Kent's 2001 Proxy Statement, we must receive it on or before January 26, 2001.

Proposals and Nominations for the 2001 Annual Meeting

   Under Kent's bylaws, a shareholder that desires to nominate a person to be elected as a director of Kent or to bring any other matter before the annual meeting must give adequate notice to Kent's Secretary. To be adequate, that notice must contain information specified in our bylaws and be received by us not less than 90 days nor more than 120 days prior to the date that is the one year anniversary of the previous year's annual meeting. If, however, the date of the annual meeting has changed by more than 30 days from the anniversary date, notice of a nomination or other matter to be brought before the annual meeting must be received by the 10th day following the earlier of (1) the date on which notice of the annual meeting was mailed or (2) the date on which public disclosure of the date of the annual meeting was made. Under this criteria, shareholders must provide us with notice of a nomination or other matter to be brought before the 2001 annual meeting between March 1, 2001 and March 31, 2001.

Solicitation of Proxies

   Kent is soliciting this proxy on behalf of its Board of Directors. This solicitation is being made by mail but also may be made in person or by special letter, telephone, or fax. We have hired Morrow & Co. at an estimated cost of $3,500, plus out-of-pocket expenses, to assist in the solicitation.

Revocability of Proxy

   You may revoke the enclosed proxy by filing a written notice of revocation with the Secretary of Kent or by providing a later executed proxy.

   KENT WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 1, 2000 TO INTERESTED SECURITY HOLDERS ON REQUEST. KENT WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO KENT'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT KENT'S ADDRESS PREVIOUSLY SET FORTH.

                               [MAP APPEARS HERE]
[LOGO APPEARS HERE]

          PROXY                                              PROXY
                         KENT ELECTRONICS CORPORATION
                             1111 GILLINGHAM LANE
                            SUGAR LAND, TEXAS 77478

                 ANNUAL MEETING OF SHAREHOLDERS JUNE 29, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned shareholder(s) of Kent Electronics Corporation ("Kent") hereby appoints MORRIE K. ABRAMSON and STEPHEN J. CHAPKO, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote in respect of the undersigned's shares of Kent Common Stock at Kent's Annual Meeting of Shareholders to be held on June 29, 2000, at 10:00 a.m., Central time, at Kent's Sugar Land Distribution Center located at 1400 Gillingham Lane, Sugar Land, Texas 77478 and at any adjournment(s) thereof, the number of shares the undersigned would be entitled to cast if personally present.


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

KENT'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" PROPOSAL       PLEASE MARK
2 BELOW.                                                                                               YOUR VOTES AS  [X]
                                                                                                        INDICATED IN
                                                                                                        THE EXAMPLE


PROPOSAL 1:  To elect directors:

        FOR all nominees            WITHHOLD                Nominees:  Leroy Morgan, David Siegel
      listed to the right           AUTHORITY
       (except as marked     to vote for all nominees       Instruction:  To withhold authority to vote for any individual nominee,
        to the contrary)        listed to the right                       write such name or names in the space provided below.
             [_]                      [_]
                                                            _______________________________________________________________________

PROPOSAL 2:  To ratify the appointment of Grant Thornton LLP     3:  In their discretion, on such other matters as may properly come
             as Kent's independent public accountants for the        before the 2000 Annual Meeting of Shareholders or any
             fiscal year ending March 31, 2001.                      adjournment(s) thereof; all as more particularly described in the Proxy Statement, receipt of which is hereby acknowledged.

                 FOR    AGAINST    ABSTAIN                                         FOR    AGAINST    ABSTAIN
                 [_]      [_]        [_]                                           [_]      [_]        [_]

                                                                                   This proxy, when properly executed, will be voted
                                                                  ________         in the manner directed herein by the undersigned
                                                                         |         shareholder(s). IF NO DIRECTION IS MADE, THIS
                                                                         |         PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES
                                                                                   SET FORTH ABOVE AND PROPOSAL 2. All prior proxies
                                                                                   are hereby revoked.

                                                                             _______________________________________________________
                                                                             | PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE |
                                                                             |       PROXY CARD USING THE ENCLOSED ENVELOPE.       |
                                                                             _______________________________________________________

SIGNATURE __________________________________________ SIGNATURE ___________________________________________ DATE ___________________
NOTE: Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, etc., please give full title as such.

------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE